Exhibit 10-25

[Execution Copy]

Amended Share Purchase Option Agreement

by and among

Advertising Networks Limited

and

Li Shuangqing (李双庆)

and

Guan Yong(管勇)

and

Beijing Guangwang Hetong Advertising & Media Co., Ltd.

TransAsia Lawyers

October 2008

TABLE OF CONTENTS

Article **Page**

THIS **AMENDED SHARE PURCHASE OPTION AGREEMENT** (**Agreement**) is entered into on this 7th day of October 2008 (**Execution Date**) in Beijing, the People's Republic of China (**PRC**)

by and among

(1) **Advertising Networks Limited** (**Party A**), a company with its registered address at 12/F, Ruttonjee House, 11 Duddell Street, Central, Hong Kong;

(2) **Li Shuangqing (李双庆)** (**Party B**), a PRC citizen, holder of identity card no.: 370102195409290619, whose residential address is at Room 1-3-302, No. 6 Qipandong Street, Lixia District, Jinan, PRC;

(3) **Guan Yong (管勇)**(**Party C**), a PRC citizen, holder of identity card no.: 372801196809102187, whose residential address is at Room 3-1-501,Electric Power Research Institute, 2nd North Ring Road, Jinan, PRC;

and

(4) **Beijing Guangwang Hetong Advertising & Media Co., Ltd. (北京广网合通广告传媒有限公司)** (**Party D**), a company with its registered address at Suite A-2206, Chao Wai SOHO, No.6 B, Chaowai Street, Chaoyang District, Beijing, PRC.

BACKGROUND

A. Party B and Party C hold 99% and 1%, respectively, of the Equity Interest (as defined below) of Party D, a lawfully existing PRC domestic company that engages in the advertising operation.

B. On 1 May 2008, Party A, Party B and Party C entered into a Loan Agreement, pursuant to which Party A lent an amount in US$ equivalent to RMB 750,000 (**Old Loan**) to Party B and Party C for the purpose of contributing 100% of the registered capital of Party D. On the Execution Date, Party A, Party B and Party C also entered into a loan agreement, whereby Party A shall extend a New Loan in the amount of US$ 180,000 to Party B and US$ 20,000 to Party C (**New Loan**) (the Old Loan and New Loan shall be collectively referred to as "**Loans**" in this Agreement) for the purposes of increasing the registered capital of Party D and expanding its business in the PRC (**Amended Loan Agreement**).

C. Each of Party B and Party C is willing to hereby grant to Party A the option to purchase all of his respective shares of the Equity Interest.

NOW THEREFORE, the parties agree as follows:

1. DEFINITIONS AND INTERPRETATIONS

1.1 **Definitions**. Unless otherwise provided in this Agreement, the following terms shall have the meanings set forth below:

Confidential Information	means all information and matters relating to this Agreement, the parties or to the businesses of the parties, including without limitation, all intellectual property rights, information regarding costs, technologies, finance and future business plans and other information which is deemed to be confidential by the parties;
Designated Person(s)	means 1 or more Persons designated by Party A;
Equity Interest	means 100% of the equity interest of Party D;
Force Majeure	means any unforeseen event beyond the reasonable control of any party or if within its control which cannot be prevented with reasonable care, including acts of government, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, but excluding any shortage of credit;
Notice of Purchase	means the written notice sent by Party A to exercise the Purchase Right (as defined below), as set forth in Article 2.1;
Person	means an individual, corporation, joint venture, partnership, enterprise, trust, or other non-corporate entity;
Security Interest	means any security, right or interest of a third party over the Equity Interest, including a right of acquisition, right of set-off, right of purchase, or other security arrangement.

1.2 **Interpretations**. All headings used are for reference purposes only and do not affect the meaning or interpretation of any provision. Any reference to an Article or Schedule is to an article

or schedule of this Agreement. The use of the plural shall include the use of the singular, and vice versa. Unless otherwise indicated, a reference to a day, month or year is to a calendar day, month or year. The use of the gender shall include the use of the other two genders, and vice versa. "Including" shall mean "including without limitation".

2. PURCHASE AND SALE OF EQUITY INTEREST

2.1 **Authorization**. Each of Party B and Party C grants to Party A an irrevocable, exclusive right for Party A or the Designated Person(s) to purchase from either or both Party B and Party C, at any time and from time-to-time, all or part of the Equity Interest (**Purchase Right**).

As consideration for the granting of the Purchase Right, Party B and Party C hereby acknowledge that Party A has paid to each of them an amount of RMB1.00, which amount is deemed to be sufficient and valid consideration for the granting of the Purchase Right.

2.2 **Procedures**. Upon Party A's decision to exercise the Purchase Right, it shall send a Notice of Purchase to each of Party B and Party C setting forth details of the purchase.

2.3 **Purchase Price**. Except where otherwise specified by PRC law, the purchase price for the Equity Interest shall be equivalent to the amount of the Loans, as defined in the Amended Loan Agreement.

Each time Party A exercises the Purchase Right, the purchase price for the amount of the Equity Interest being purchased shall be equivalent to the corresponding pro rata amount of the amount of the Loans.

2.4 **Exercise of Purchase Right**. Every time Party A exercises the Purchase Right:

2.4.1 each of Party B and Party C shall supervise and ensure that Party D convenes a shareholders' meeting, and passes a resolution to transfer the Equity Interest from Party B and (or) Party C, as applicable, to Party A and (or) the Designated Person(s);

2.4.2 each of Party B and Party C shall, upon the terms and conditions of this Agreement and the Notice of Purchase,

enter into and execute all documents requested by Party A; and

2.4.3 each of Party B, Party C and Party D shall execute all documents, acquire all approvals, and perform all actions necessary to transfer the valid ownership of the Equity Interest to Party A and (or) the Designated Person(s).

Party A is entitled, but not obliged, at any time, to purchase or to appoint the Designated Person(s) to purchase all or part of the Equity Interest in accordance with Article 2.3.

2.5 **Waiver of Right of First Refusal.** Each of Party B and Party C hereby waives any rights of first refusal that they may have to purchase the Equity Interest to be transferred to Party A.

2.6 **Payment**. All proceeds gained by either Party B or Party C from the transfer of any of the Equity Interest shall be used solely to repay the Loans, as set forth in the Amended Loan Agreement.

3. UNDERTAKINGS

3.1 **Undertakings of Party D.** Party D hereby undertakes that:

3.1.1 without the prior written consent of Party A, it will not in any manner whatsoever supplement, alter, or amend its articles of association or any constituent documents, increase or decrease its existing capital, or otherwise alter its existing capital structure;

3.1.2 it will maintain its corporate existence, operate its business, and transact affairs prudently and efficiently in accordance with good financial and commercial standards and practices;

3.1.3 without the prior written consent of Party A, it will not sell, assign, mortgage, or otherwise dispose of any legal or beneficial rights to any of its assets, business, or revenues, or permit the creation of any other Security Interest over such rights at any time after the execution date of this Agreement except in the ordinary course of business;

3.1.4 without the prior written consent of Party A, it will not incur, assume, guarantee or allow the existence of any debts except in the ordinary course of business;

3.1.5 in operating its business, it will not do anything which could negatively affect its business situation or the value of its assets;

3.1.6 without the prior written consent of Party A, it will not enter into any material contract except in the ordinary course of business (for this purpose, a contract shall be deemed material if its value exceeds RMB 500,000);

3.1.7 without the prior written consent of Party A, it will not provide any loan to any third party;

3.1.8 at the request of Party A, it will provide to Party A all information relating to its operations and financial condition;

3.1.9 without the prior written consent of Party A, it will not be consolidated or merged with any third party, nor acquire or invest in any third party;

3.1.10 it will promptly inform Party A of any existing or threatened litigation, arbitration, or administrative proceedings relating to its assets, business, or revenues;

3.1.11 in order to maintain the ownership of all its assets, it will execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate charges, and conduct all necessary or appropriate defenses against all claims; and

3.1.12 without the prior written consent of Party A, it will not in any form whatsoever allocate dividends to shareholders, and that it will immediately distribute all distributable profits to its shareholders once Party A requests it to do so.

3.2 **Undertakings of Party B and Party C**. Each of Party B and Party C undertakes on his own behalf that:

3.2.1 without the prior written consent of Party A, he will not in any manner whatsoever supplement, alter, or amend Party D's articles of association or any constituent documents, increase or decrease its existing capital, or otherwise alter its existing capital structure;

3.2.2 without the prior written consent of Party A, he will not sell, assign, mortgage, or otherwise dispose of any legal or

beneficial rights to the Equity Interest, or permit the creation of any other Security Interest over such rights at any time;

3.2.3 without the prior written consent of Party A, he will not vote in favor of, endorse, or sign any shareholders' resolution approving the sale, assignment, mortgage, or other disposal of the legal or beneficial rights of any shareholder or allowing the creation of any other Security Interest over such rights (except for the benefit of Party A or the Designated Person(s)) at the shareholders' meeting of Party D;

3.2.4 without the prior written consent of Party A, he will not vote in favor of, endorse, or sign any shareholders' resolution approving the consolidation or merger of Party D with any third party or the acquisition of or investment in any third party by Party D at the shareholders' meeting of Party D;

3.2.5 he will promptly inform Party A of any existing or threatened litigation, arbitration, or administrative proceedings relating to the Equity Interest;

3.2.6 he will cause the shareholders' meeting of Party D to vote in favor of the transfer of the Equity Interest as contemplated hereunder;

3.2.7 in order to maintain his ownership of the Equity Interest, he will execute all necessary or appropriate documents, take all necessary or appropriate actions, file all necessary or appropriate charges, or conduct all necessary or appropriate defenses against all claims;

3.2.8 at the request of Party A, he will appoint a Designated Person to the general manager or any other position in Party D;

3.2.9 at the request of Party A at any time, he will immediately transfer the requested Equity Interest to the Designated Person(s); and

3.2.10 he will strictly comply with the provisions of this Agreement, strictly perform the obligations hereunder, and will not do anything which will affect the validity and enforceability hereof.

4. REPRESENTATIONS AND WARRANTIES

4.1 **Representations and Warranties of Party B and Party C.** Each of Party B and Party C hereby represents and warrants to Party A that, as of the date of this Agreement:

4.1.1 he has the power and right to sign, deliver, and perform this Agreement, and that this Agreement shall constitute legal, valid and binding obligations enforceable in accordance with its terms;

4.1.2 the execution and delivery of this Agreement or any other contracts, and the performance of his obligations thereunder, will not violate PRC law, conflict with Party D's articles of association or other constituent documents, breach or result in a default of any contract or instrument to which he is subject, or result in a breach, suspension, or revocation of any grant, license, or approval or result in the imposition of any additional conditions being imposed thereon; and

4.1.3 he is the lawful owner of the shares in the Equity Interest held by him and has not created any Security Interest over such Equity Interest shares.

4.2 **Representations and Warranties of Party D.** Party D represents and warrants to Party A that:

4.2.1 it has the power and right to sign, deliver, and perform its obligations under this Agreement, and this Agreement shall constitute legal, valid, and binding obligations enforceable in accordance with its terms;

4.2.2 the execution and delivery, of this Agreement or any other contracts, and the performance of its obligations thereunder, will not violate PRC law, conflict with articles of association or other constituent documents, breach or result in a default of any contract or instrument to which it is subject, or result in a breach, suspension, or revocation of any grant, license, or approval or result in the imposition of any additional conditions being imposed thereon;

4.2.3 it is the lawful owner of its assets, and has not created any Security Interest over such assets;

4.2.4 it does not have any outstanding debts other than those incurred in the ordinary course of business and which have been disclosed to Party A; and

4.2.5 there is no existing, pending or threatened litigation, arbitration, or administrative proceedings relating to the Equity Interest, Party D's assets, or Party D itself.

5. FURTHER WARRANTIES

The parties agree to execute promptly all documents reasonably required for the performance of, and the aim of, this Agreement or other documents beneficial to them, and to take actions reasonably required for the performance of, and achievement of the aims of, this Agreement or actions beneficial to them.

6. TERM AND TERMINATION

6.1 **Term**. This Agreement shall be effective from the Execution Date and shall continue for a term of 30 years unless terminated earlier.

6.2 **Termination.** This Agreement shall automatically terminate upon the earlier of:

6.2.1 Party B and Party C no longer holding any Equity Interest; and

6.2.2 Party A exercising the Purchase Right in full and acquiring, directly or through a Designated Person(s), all of the Equity Interest.

7. APPLICABLE LAW AND DISPUTE RESOLUTION

7.1 **Governing Law**. This Agreement shall be governed by and construed in accordance with PRC law.

7.2 **Consultation and Mediation**. If any dispute arises in connection with this Agreement, the parties shall attempt in the first instance to resolve such dispute through friendly consultation or mediation.

7.3 **Arbitration**. If the dispute cannot be resolved in the above manner within 30 days after the commencement of consultations, any party may submit the dispute to arbitration for final settlement to the China International Economic and Trade Arbitration Commission (**CIETAC**) in Beijing and be conducted in accordance with the CIETAC rules of arbitration in force as of the

date of commencement of arbitration (**Rules**) by a sole arbitrator appointed in accordance with the said Rules. The arbitration shall be conducted in the English language, with the arbitral award being final and binding upon the parties. The cost of arbitration shall be allocated as determined by the arbitral tribunal.

8. TAXES AND EXPENSES

Each party shall, according to PRC law, bear its own share of any relevant taxes, costs and expenses for the preparation and execution of this Agreement.

9. CONFIDENTIALITY

9.1 **Confidentiality Obligations**. The parties shall protect and maintain the confidentiality of all Confidential Information. Without the prior written consent of Party A, neither Party B nor Party C shall disclose any Confidential Information to any third party unless the disclosure is required by law or by an enforceable order of a competent court or government department. Under such circumstances, the party required to disclose the Confidential Information shall notify Party A immediately, take all possible measures to minimize the disclosure, and shall notify the persons to whom information is being disclosed of its confidentiality obligation hereunder.

9.2 **Obligations upon Termination**. Upon the termination of this Agreement, Party B or Party C shall, at the request of Party A, return any document, material, database, equipment, or software containing Confidential Information to party or parties from which it came. If, for any reason, such document, material, database, equipment, or software cannot be returned, the parties shall destroy all the Confidential Information and delete the Confidential Information from any memory devices. Neither Party B nor Party C shall be permitted to continue using the Confidential Information in any way after the termination of this Agreement.

9.3 **No Time Limit**. There is no time limit to the confidentiality obligations stipulated in this Article, which obligations shall survive after the termination of this Agreement unless the Confidential Information is disclosed to the public for reasons not due to the breach of this Agreement by any party.

10. FORCE MAJEURE

10.1 **Notice**. Any party affected by Force Majeure shall notify the other parties of the said occurrence promptly.

10.2 **Consequences**. In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, the affected party will be excused from performing its obligation hereunder to the extent of the Force Majeure in question, and will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, the parties agree to resume the performance of this Agreement with their best efforts.

11. MISCELLANEOUS

11.1 **Entire Agreement**. This Agreement shall constitute the entire agreement between the parties in respect of the subject matter hereof and shall supersede any previous discussions, negotiations and agreements related thereto.

11.2 **Amendment**. This Agreement shall be amended only by a written agreement signed by the parties, attached as a schedule. If required by law, the parties shall obtain all requisite approvals from the relevant authorities to give effect to the amendment.

11.3 **No Waiver**. Unless otherwise agreed upon by the parties in writing, any failure or delay on the part of any party to exercise any right, authority or privilege under this Agreement, or under any other agreement relating hereto, shall not operate as a waiver thereof; nor shall any single or partial exercise of any right, authority or privilege preclude any other future exercise thereof.

11.4 **Severability**. The provisions of this Agreement are severable from each other. The invalidity of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

11.5 **Successors**. This Agreement shall be valid and binding on the parties, their successors and permitted assigns.

11.6 **Assignment**. No party shall assign any of its rights or obligations hereunder without the prior written consent of Party A, except that Party A is free to assign its rights hereunder without securing any such consent.

11.7 **Counterparts**. For the convenience of the parties, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and

all such counterparts shall together constitute one and the same instrument.

11.8 **Language**. This Agreement is prepared in 4 originals in the English language. Each party shall have 1 original copy of this Agreement.

[The space below has been intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed or have caused this Agreement to be executed by a duly authorized representative, on the Execution Date.

For and on behalf of
Party A: Advertising Networks Limited

For and on behalf of
Advertising Networks Limited
廣告網絡有限公司

By:
Name:
Title:

Authorised Signature(s)

Party B: Li Shuangqing(李双庆)

By:
Name:

Party C: Guan Yong(管勇)

By:
Name:

For and on behalf of
Party D: Beijing Guangwang Hetong Advertising & Media Co., Ltd.

By:
Name:
Title:
Company seal: